Exhibit 3.3(a)

Certificate of Amendment

of

AMENDED AND RESTATED Certificate of Incorporation

of

CERBERUS CYBER SENTINEL CORPORATION

Cerberus Cyber Sentinel Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and replacing it with the following:

FIRST. The name of the corporation is CISO Global, Inc. (the “Corporation”).

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 (by written consent of the stockholders) of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the undersigned has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed and acknowledged on this ____ day of ________, 2023.

CERBERUS CYBER SENTINEL CORPORATION

By:
David G. Jemmett
Chief Executive Officer

Signature Page to Certificate of Amendment of Amended and Restated Certificate of Incorporation